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                          CONSENT OF A.F. PETROCELLI

     I hereby consent to being named a proposed director of Philips International Realty Corp., and to the use of my name under the heading "Management" in the Proxy Statement/Prospectus which is a part of the Registration Statement filed by Philips International Realty Corp. on Form S-4, and to the use of my name wherever appearing in the Registration Statement and the related Proxy Statement/Prospectus, and any amendments thereto.

Dated: November 20, 1997

                                                 By: /s/ A.F. Petrocelli
                                                     _______________________
                                                         A.F. Petrocelli